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                                                            EXHIBIT NO. 99.1(d)

                         MFS GOVERNMENT SECURITIES FUND

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                    OF SERIES

                                       AND

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Government Securities Fund (the "Trust"), the Trustees of the Trust hereby amend Section 1.1 of the Declaration to read in its entirety as follows:

            "Section 1.1 - Name. The name of the trust hereby is the "MFS Series Trust XIII," the current address of which is 500 Boylston Street, Boston, Massachusetts 02116."


Pursuant to Section 6.9 of the Declaration, the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby designate MFS Government Securities Fund as a series of Shares (as defined in the Declaration).


Pursuant to Section 6.9 of the Declaration, the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate a new series of Shares (as defined in the Declaration), such series to have the following special and relative rights:

         1. The new series shall be designated MFS Diversified Income Fund (the "Fund").

         2. The series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of the series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of the series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in Section 6.9 of the Declaration.

         3. Shareholders of the series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

         4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.9 of the Declaration.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.


The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 6.10 of the Declaration, do hereby divide the Shares of the Fund to create three classes of Shares, within the meaning of Section 6.10, as follows:

         1. The three classes of Shares are designated "Class A Shares," "Class C Shares" and "Class I Shares";

         2. Class A Shares, Class C Shares and Class I Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class A Shares, Class C Shares and Class I Shares, the method of determination of the net asset value of Class A Shares, Class C Shares and Class I Shares, the price, terms and manner of redemption of Class A Shares, Class C Shares and Class I Shares and relative dividend rights of holders of Class A Shares, Class C Shares and Class I Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended;

         4. Class A Shares, Class C Shares and Class I Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

Pursuant to Sections 6.11 and 9.3(c) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 1st day of March, 2006 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


ROBERT E. BUTLER                       ROBERT J. MANNING
------------------------------         ------------------------------
Robert E. Butler                       Robert J. Manning
804 W. Park Avenue                     13 Rockyledge Road
State College PA  16803                Swampscott MA  01907


LAWRENCE H. COHN
------------------------------         LAWRENCE T. PERERA
Lawrence H. Cohn                       ------------------------------
45 Singletree Road                     Lawrence T. Perera
Chestnut Hill MA  02467                18 Marlborough Street
                                       Boston MA  02116

DAVID H. GUNNING
------------------------------         ROBERT C. POZEN
David H. Gunning                       ------------------------------
2571 N. Park Blvd.                     Robert C. Pozen
Cleveland Heights OH  44106            9 Arlington Street
                                       Boston MA 02116

WILLIAM R. GUTOW
------------------------------         J. DALE SHERRATT
William R. Gutow                       ------------------------------
3 Rue Dulac                            J. Dale Sherratt
Dallas TX  75230                       86 Farm Road
                                       Sherborn MA  01770

MICHAEL HEGARTY
------------------------------         LAURIE J. THOMSEN
Michael Hegarty                        ------------------------------
177 Old Briarcliff Road                Laurie J. Thomsen
Briarcliff Manor NY  10510             235 Nashawtuc Road
                                       Concord MA 01742

J. ATWOOD IVES
------------------------------         ROBERT W. UEK
J. Atwood Ives                         ------------------------------
17 West Cedar Street                   Robert W. Uek
Boston MA  02108                       536 Tierra Mar Lane
                                       Naples FL  34108